Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Sabra Health Care REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(o) and (r)	—	—	$24,967,125(1)(2)	0.00011020	$2,751.38 (1) (2)	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock	415(a)(6)	$475,032,875	—	—	—	—	S-3ASR(2)	333-235449(2)	December 11, 2019(2)	$51,826.08(2)

	Total Offering Amounts					$500,000,000

	Total Fees Previously Paid							$51,826.08(2)

	Total Fee Offsets							—

	Net Fee Due							$2,751.38

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-268285, filed with the SEC on November 11, 2022 (the “Registration Statement”).

(2)

Sabra Health Care REIT, Inc. previously registered shares of common stock having an aggregate offering price of up to $500,000,000, offered by means of a 424(b)(5) prospectus supplement, dated August 6, 2021 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (File No. 333-235449), filed with the Securities and Exchange Commission on December 11, 2019 (the “Prior Registration Statement”). In connection with the filing of the Prior Prospectus Supplement, Sabra Health Care REIT, Inc. made a contemporaneous fee payment in the amount of $54,550.00. $9,837.21 of such $54,550.00 fee was applied from a fee previously paid in connection with $75,787,482 of unsold shares from Sabra Health Care REIT, Inc.’s registration of shares of common stock having an aggregate offering price of up to $400,000,000, offered by means of a 424(b)(5) prospectus supplement, dated December 11, 2019, pursuant to the Prior Registration Statement. As of the date of the Registration Statement, shares of common stock having an aggregate offering price of up to $475,032,875 were not sold under the Prior Prospectus Supplement (the “Unsold Shares). Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Shares were included in the Registration Statement and are being offered under this prospectus supplement and the $51,826.08 fee previously paid with respect to the Unsold Shares is being applied to the Unsold Shares being offered hereby. Accordingly, a registration fee of $2,751.38 is being paid herewith, which covers the remaining $24,967,125 in aggregate offering price in respect of the newly registered securities being offered under this prospectus supplement.